UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

Pursuant to that certain Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”), dated as of January 3, 2024, between an institutional investor and existing holder (the “Holder”) of the Company’s Series C-2 Convertible Preferred Stock (the “C-2 Preferred”) and NAYA Therapeutics Inc. (formerly known as NAYA Biosciences, Inc.), to which the Company became a party pursuant to a joinder agreement (the “Joinder Agreement”) on October 11, 2024, for so long as that certain Amended and Restated Senior Secured Convertible Debenture of the Company due February 11, 2026, as may be amended, restated, amended and restated, or otherwise modified or exchanged from time to time (the “Debenture”) or shares of C-2 Preferred of the Company (as may be amended, restated, amended and restated, or otherwise modified or exchanged from time to time) are outstanding, the Holder shall have the right (the “Additional Investment Right”) to purchase up to $10,000,000 of aggregate stated value of additional shares of C-2 Preferred (the “AIR Preferred Shares”), provided that any Additional Investment Right may only be exercised in a minimum amount of $500,000 of AIR Preferred Shares. The AIR Preferred Shares shall have the same terms as the C-2 Preferred then outstanding, provided that, upon issuance of AIR Preferred Shares, the conversion price in the AIR Preferred Shares and C-2 Preferred shall be deemed to be the lowest of (i) the conversion price as in effect on the date that the Holder exercises such Additional Investment Right, and (ii) the greater of (x) the Floor Price (as defined in the Certificate of Amendment (as defined below)) and (y) 85% of the arithmetic average of the three (3) lowest VWAPs during the ten (10) trading days prior to the date the Holder exercises its Additional Investment Right.

On June 30, 2025, the Company and the Holder entered to an Amendment to Securities Purchase Agreement (the “Amendment”) to allow the Holder to elect, under the Additional Investment Right, to purchase the AIR Preferred Shares for cash (an “AIR Purchase”) or to exchange the AIR Preferred Shares for all or a portion of the Debenture, with the aggregate stated value of such AIR Preferred Shares received in such exchange equal to the principal amount of the Debenture so exchanged, plus any accrued and unpaid interest thereon (an “AIR Exchange”). Any Additional Investment Right may only be exercised in a minimum amount of $200,000 of AIR Preferred Shares.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

AIR Exercise and Reload Agreement

On June 30, 2025, the Company entered into an inducement letter agreement (the “AIR Exercise and Reload Agreement”) with the Holder, pursuant to which the Holder agreed to exercise its Additional Investment Right to acquire 1,800 shares of C-2 Preferred, with an aggregate stated value of $1,800,000 (the “Exchanged C-2 Preferred”), in exchange for $1,800,000 in principal amount, plus accrued and unpaid interest thereon of the Debenture.

Pursuant to the AIR Exercise and Reload Agreement, the Holder agreed to exercise its Additional Investment Right in consideration for the Company’s agreement to issue 630 shares of new unregistered C-2 Preferred (the “New C-2 Preferred”) to the Holder.

Pursuant to the AIR Exercise and Reload Agreement, except for certain exempt issuances set forth in the AIR Exercise and Reload Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock of the Company (“Common Stock”) or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions, for a period of 30 trading days after the closing under the AIR Exercise and Reload Agreement. In addition, from the date of the AIR Exercise and Reload Agreement until one (1) year following the closing date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

The transaction constitutes a dilutive issuance pursuant to certain outstanding convertible instruments of the Company, including but not limited to pursuant to Section 5 of the Debenture, and pursuant to Section 8 of the Series C-2 Certificate of Designation (as defined below).

The Exchanged C-2 Preferred and the shares of Common Stock issuable thereunder will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act.

The New C-2 Preferred and the shares of Common Stock issuable thereunder will be sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act.

The foregoing summary of the AIR Exercise and Reload Agreement is not complete and is qualified in its entirety by reference to the AIR Exercise and Reload Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “will,” or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

On June 26, 2025, the Holder exercised its Additional Investment Right to acquire 500 shares of C-2 Preferred, with an aggregate stated value of $500,000, for $500,000 in cash. As a result of the exercise, the conversion price on the C-2 Preferred adjusted to $0.95 per share. The C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Amendment to the Certificate of Designation for the Series C-2 Convertible Preferred Stock

On June 27, 2025, we filed with the Nevada Secretary of State a Certificate of Amendment to Certificate of Designation of the Series C-2 Non-Voting Convertible Preferred Stock of the Company (the “Certificate of Amendment”), which amends and restates the rights, preferences, and privileges of the C-2 Preferred. Twenty thousand (20,000) shares of C-2 Preferred with a stated value of $1,000.00 per share were authorized under the Certificate of Amendment.

Each share of C-2 Preferred has a stated value of $1,000.00, which, along with any additional amounts accrued thereon pursuant to the terms of the Certificate of Amendment (collectively, the “Conversion Amount”) is convertible into shares of our common stock. The initial conversion price of the Series C-2 Preferred was equal to $0.95 per share, subject to adjustments set forth in the Series C-2 Certificate of Designation, including customary adjustments for stock dividends, stock splits, reclassifications and the like, and price-based adjustment in the event of any issuances of Common Shares, or securities convertible, exercisable or exchangeable for Common Shares, at a price below the then applicable conversion price (subject to certain exceptions).

The Series C-2 Preferred may not be converted into shares of our common stock unless and until our stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. Each share of Series C-2 Preferred shall become convertible into our common stock at the option of the holder of such Series C-2 Preferred shares if the our stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, except that we may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of our outstanding common stock.

Pursuant to the Series C-2 Certificate of Designation, commencing on the ninety-first (91st) day after the first issuance of any Series C-2 Preferred, the holders of Series C-2 Preferred were entitled to receive dividends on the stated value at the rate of ten percent (10%) per annum, payable in cash or, if certain conditions are met (“Equity Conditions”) in shares of C-2 Preferred. Such dividends continued to accrue until paid.

The Series C-2 Preferred ranks senior to our common stock and to the Company’s Series C-1 Non-Voting Convertible Preferred Stock (the “Series C-1 Preferred”). Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of our company, each holder of Series C-2 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the greater of (a) 125% of the Conversion Amount with respect to such shares, and (b) the amount as would be paid on our common stock issuable upon conversion of the Series C-2 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Other than those rights provided by law, the Series C-2 Preferred has no voting rights. The Series C-2 Preferred is not redeemable.

The foregoing summary of the Certificate of Amendment is not complete and is qualified in its entirety by reference Certificate of Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Certificate of Amendment to the Certificate of Designation of the Series C-2 Non-Voting Convertible Preferred Stock
10.1	Amendment to Securities Purchase Agreement
10.2	AIR Exercise and Reload Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer